UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2007

SELECT MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31441	23-2872718
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation)	Number)	Identification No.)

4716 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, PA 17055
(Address of principal executive offices) (Zip Code)
(717) 972-1100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Letter Agreement, dated June 7, 2007
Press Release, dated June 7, 2007

Item 1.02 Termination of a Material Definitive Agreement.
     On June 7, 2007, Select Medical Corporation (“Select”), Nexus Health Systems, Inc. (“Nexus”), Neurobehavioral Management Services L.L.C., and Nexus Health Inc. entered into an agreement mutually terminating the Stock Purchase Agreement (the “Stock Purchase Agreement”) dated as of March 26, 2007, under which Select was to acquire the business of Nexus for approximately $49.0 million in cash plus the assumption of a capital lease. A copy of the agreement mutually terminating the Stock Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     On June 7, 2007, Select issued a press release announcing the mutual termination of the Stock Purchase Agreement. A copy of the press release is attached to this report as Exhibit 99.2.
     The information in this Item 7.01 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit
Number	Description

99.1	Letter Agreement, dated June 7, 2007, by and among Select Medical Corporation, Nexus Health Systems, Inc., Neurobehavioral Management Services L.L.C., and Nexus Health Inc.

99.2	Press Release issued by Select Medical Corporation dated June 7, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL CORPORATION
Date: June 7, 2007	By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter Agreement, dated June 7, 2007, mutually terminating the Stock Purchase Agreement by and among Select Medical Corporation, Nexus Health Systems, Inc., Neurobehavioral Management Services L.L.C., and Nexus Health Inc.

99.2	Press Release issued by Select Medical Corporation dated June 7, 2007.